Exhibit 4.3

BALLISTIC RECOVERY SYSTEMS, INC

SUBSCRIPTION AGREEMENT

Units including Common Stock and Warrants to Purchase Common Stock

SUBSCRIPTION AGREEMENT

AND

LETTER OF INVESTMENT INTENT

INSTRUCTIONS

To purchase Units of common stock and warrants to purchase common stock pursuant to Ballistic Recovery Systems, Inc.’s Confidential Offering Memorandum dated September 15, 2006 please:  (i) review the Subscription Agreement and Letter of Investment Intent (the “Subscription Agreement”); (ii) complete Section 4 of the Subscription Agreement regarding accredited investor status; (iii) complete Section 12 of the Subscription Agreement regarding relationships to brokerage firms; (iv) complete, sign and date the appropriate signature pages (individual subscribers should sign and date in Section VI (A); entity subscribers should sign and date in Section VI (B) and individual subscribers who wish to hold Units in an IRA account should sign and date in Section VI (A) and VI (C); and (v) send the Investor check payable to “Ballistic Recovery Systems, Inc. Escrow Account,” together with the completed Subscription Agreement to                         .

____________________________________________________________________________________

THE COMPANY WILL NOT ACCEPT ANY SUBSCRIPTION AGREEMENT THAT IS NOT FULLY AND ACCURATELY COMPLETED, DATED AND SIGNED.

Investor Full Name: _______________________________

Number of Units Subscribed For: ___________________

BALLISTIC RECOVERY SYSTEMS, INC.

SUBSCRIPTION AGREEMENT AND LETTER OF INVESTMENT INTENT

THIS IS AN IMPORTANT LEGAL DOCUMENT.  READ EACH PART OF IT CAREFULLY.

This subscription, submitted as of the date set forth on the Signature Page, is between Ballistic Recovery Systems, Inc., a Minnesota corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).

1.                                       Offer to Purchase.  The Subscriber hereby offers to purchase that number of Units set forth on the Signature Page (the “Units”) and hereby tenders the Subscriber’s check payable to “Ballistic Recovery Systems, Inc. Escrow Account” in the aggregate dollar amount set forth on the Signature Page at a per Unit purchase price of $5.44.  There is a minimum purchase of 4,000 Units ($21,760).  By execution hereof, the Subscriber acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

2.                                       Representations and Warranties of the Company.  In consideration of the Subscriber’s purchase of the Units, the Company represents and warrants to the Subscriber as follows:

a.                                       Organization.  The Company is a validly existing corporation under the laws of the State of Minnesota.

b.                                      Good Standing.  The Company is in good standing under the laws of the State of Minnesota, and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c.                                       Corporate Authorization.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by proper corporate action of the Company.

3.                                       Representations and Warranties of Subscriber.  The Subscriber hereby represents and warrants to the Company and its officers, directors, shareholders, employees and agents as follows:

a.                                       Information About the Company.  The Subscriber has received and reviewed the Company’s Confidential Offering Memorandum dated September 15, 2006, and all attachments and exhibits thereto, including the Company’s (i) Form 10-KSB for the year ended September 30, 2005, (ii) Form 10-QSB for the quarter ended March 31, 2006, (iii) Form 10-QSB for the quarter ended June 30, 2006 and (iv) proxy statement relating to the 2006 Annual Meeting of Shareholders, and has obtained all information about the Company as the Subscriber believes relevant to the decision to purchase the Units. The Subscriber has also had the opportunity to ask questions of, and to receive answers from, the Company or an agent or a representative of the Company concerning the terms and conditions of the investment and the business and affairs of the Company and to obtain any additional information necessary to verify such information, and the Subscriber has received such information concerning the Company as the Subscriber considers necessary or advisable in order to form a decision concerning an investment in the Company.

The Subscriber understands that any business plan, marketing plan, financial modeling or similar document concerning the Company is inherently forward-looking.  The Subscriber represents that the Subscriber has viewed the information set forth therein with a critical frame of mind and, to the extent that information contained in any such document was deemed by the Subscriber to be important information in making an investment decision, the Subscriber has discussed such information with the officers and other personnel of the Company in order to form a better judgment regarding the usefulness of such information.  The Subscriber agrees that no statement in any such document, even if framed as a factual statement, will, of itself, constitute a factual representation by the Company in light of the various purposes for which any such document may have been created.

b.                                      Forward-Looking Information.  The Subscriber acknowledges and understands that any information provided about the Company’s future plans and prospects is uncertain and subject to all of the uncertainties inherent in future predictions.

c.                                       No Review by Federal or State Regulators.  The Subscriber understands that this transaction has not been scrutinized by the United States Securities and Exchange Commission (the “Commission”) or by any state securities or other authority and, because of the small number of persons solicited to invest in the Units and the private nature of the Offering, that all documents, records, and books pertaining to this investment have been made available to the Subscriber and the Subscriber’s representatives, such as attorneys, accountants and/or purchaser representatives.

d.                                      High Degree of Risk.  The Subscriber realizes that this investment involves a high degree of risk, including the risk of loss of all investment in the Company.

e.                                       Ability to Bear the Risk.  The Subscriber is able to bear the economic risk of the investment, including the total loss of such investment.

f.                                         Appropriate Investment.  The Subscriber believes, in light of the information provided pursuant to paragraph 3(a) above, that investing funds pursuant to the terms of this Agreement is an appropriate and suitable investment for the Subscriber.

g.                                      Financial Condition.  The Subscriber’s current financial condition is such that (and the Subscriber expects the Subscriber’s financial condition to be such that in the near future) the Subscriber does not have any present or contemplated need to dispose of any portion of the Units to satisfy any existing or contemplated undertaking, need or indebtedness.

h.                                      Business Sophistication.  The Subscriber (i) is experienced and knowledgeable in financial and business matters to the extent that the Subscriber is capable of evaluating the merits and risks of the prospective investment in the Units or (ii) if the Subscriber does not so believe, or if the Subscriber has been instructed by the Company to designate a purchaser representative to supplement the Subscriber’s knowledge and experience for the purpose of evaluating the merits and risks of the prospective investment in the Units, the Subscriber has provided the Company with the identity of such purchaser representative and such information concerning the knowledge and experience in financial and business matters of such a purchaser representative, either directly or by making such purchaser representative available for interview, necessary to enable a determination that such purchaser representative, together with the undersigned, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment in the Units.  In addition to designating a purchaser representative, if necessary, the Subscriber has obtained, to the extent the Subscriber deems necessary, personal and professional advice with respect to the risks inherent in the investment in the Units in light of the Subscriber’s financial condition and investment needs.  The Subscriber and the Subscriber’s purchaser representative, if any, have been given access to full and complete information regarding the Company and have utilized such access to their satisfaction for the purpose of obtaining information and, particularly, the Subscriber or the Subscriber’s purchaser representative, if any, have obtained, and have had the opportunity to obtain, information from the Company as set forth in paragraph 3(a) above.

i.                                          Residency.  The Subscriber is a resident of the state and country set forth on the Signature Page.  The Units are being purchased by the undersigned in the undersigned’s name solely for the undersigned’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.

j.                                          Subscription.  The Subscriber understands that the payment made to the Company may immediately become funds of and may be used by the Company once accepted on the conditions described in the Memorandum.  The Company is free to reject any subscription in whole or in part.  The Subscriber understands that if the Company determines to reject this subscription, any funds returned to the Subscriber will be without deduction therefrom or interest thereon.

k.                                       No General Solicitation.  The Subscriber’s purchase of the Units is not the result of any general solicitation or general advertising, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

l.                                          Legal Age.  The Subscriber is of legal age (as established in the Subscriber’s state of residence) and is under no disability with respect to entering into a contractual relationship.

m.                                    Not Subject to Backup Withholding.  The Subscriber certifies, under penalty of perjury, that the Subscriber is not subject to the backup withholding provisions of the Internal Revenue Code of 1986, as amended.  (Note:  The Subscriber is subject to backup withholding if:  (i) the Subscriber fails to furnish its Social Security Number or Taxpayer Identification Number herein; (ii) the Internal Revenue Service notifies the Company that the Subscriber furnished an incorrect Social Security Number or Taxpayer Identification Number; (iii) the Subscriber is notified that it is subject to backup withholding; or (iv) the Subscriber fails to certify that it is not subject to backup withholding or the Subscriber fails to certify the Subscriber’s Social Security Number or Taxpayer Identification Number.)

n.                                      Legal Representation.  The Subscriber understands that: (i) the Company has engaged legal counsel to provide assistance to the Company in connection with the offer and sale of securities contemplated herein; (ii) legal counsel engaged by the Company does not represent the Subscriber or the Subscriber’s interests; (iii) such legal counsel did not prepare the Company’s disclosure documents and has conducted only nominal due diligence in connection with the Offering and the Company; and (iv) the Subscriber is not relying on legal counsel engaged by the Company.  The Subscriber has had the opportunity to engage, and obtain advice from, the Subscriber’s own legal counsel with respect to the investment contemplated herein.

4.                                       Accredited Status.  The Subscriber represents and warrants as follows (please INITIAL all applicable items):

INDIVIDUALS:

___                           (i)            The Subscriber is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.  (In calculating net worth, the Investor may include equity in personal property and real estate, including the Investor principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less any debt secured by such property.)

___                           (ii)           The Subscriber is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

___                           (iii)          The Subscriber is an individual that had with his or her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

___                           (iv)          The Subscriber is a director or executive officer of the Company.

ENTITIES (Please provide a copy of the entity’s charter documents):

___                           (i)            The Subscriber is a (initial one):

___         (A)          General Partnership

___         (B)           Limited Liability Partnership

___         (C)           Limited Partnership

___         (D)          Limited Liability Company

___         (E)           Corporation

___         (F)           Business Trust

___         (G)           Other Entity (please specify):  _________________

___                           (ii)           The Subscriber is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”).  This representation is based on the following (initial one or more, as applicable):

___                           (A)          The Subscriber (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

___                           (B)           The Subscriber is a broker/dealer registered pursuant to the Securities Exchange Act of 1934.

___                           (C)           The Subscriber is an insurance company as defined in Section 2(13) of the Act.

___                           (D)          The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

___                           (E)           The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___                           (F)           The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (initial one or more, as applicable):

___                           (1)           The investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser.

___                           (2)           The employee benefit plan has total assets in excess of $5,000,000.

___                           (3)           The plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the Act.

___                           (G)           The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___                           (H)          The Subscriber has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring Units of the Company and is one or more of the following (initial one or more, as appropriate):

___                           (1)           An organization described in Section 501(c)(3) of the Internal Revenue Code.

___                           (2)           A corporation.

___                           (3)           A Massachusetts or similar business trust.

___                           (4)           A partnership.

___                           (5)           A limited liability company.

___                           (I)            The Subscriber is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of investing in the Company and whose purchase is directed by a person described in Rule 506(b)(2)(ii) under the Act.

___                           (J)            The Subscriber is an entity, all of whose equity owners are accredited investors.  (Please provide written representation of accredited investor status from each equity owner.)

IF YOU HAVE NOT INITIALED ANY OF THE FOREGOING TESTS SET FORTH ABOVE, YOU ARE NOT AN ACCREDITED INVESTOR AND CANNOT PURCHASE ANY UNITS.

___                           (iii) Entities.  A REPRESENTATIVE OF AN ENTITY SUBSCRIBER MUST INITIAL HERE . If the Subscriber is an entity, the individual(s) signing on behalf of the Subscriber and the Subscriber, jointly and severally, agree and certify that this Agreement has been duly authorized by all necessary action on the part of the Subscriber, has been duly executed by an authorized representative of the Subscriber, and is a legal, valid, and binding obligation of the Subscriber enforceable in accordance with its terms.

5.                                       Investment Purpose in Acquiring the Units.  The Subscriber and the Company acknowledge that the Units have not been registered under the Act or applicable state securities laws and that the Units will be issued to the Subscriber in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Subscriber’s and the Company’s representations and agreements contained herein.  The Subscriber is subscribing to acquire the Units for the account of the Subscriber for investment purposes only and not with a view to their resale or distribution.  The Subscriber has no present intention to divide his, her or its participation with others or to resell or otherwise dispose of all or any part of the Units.  In making these representations, the Subscriber understands that, in the view of the Commission, exemption of the Units from the registration requirements of the Act would not be available if, notwithstanding the representations of the Subscriber, the Subscriber has in mind merely acquiring the Units for resale upon the occurrence or non-occurrence of some predetermined event.

6.                                       Compliance with Securities Act.  The Subscriber agrees that if the Units or any part thereof are sold or distributed in the future, the Subscriber shall sell or distribute them pursuant to the requirements of the Act and applicable state securities laws.  The Subscriber agrees that the Subscriber will not transfer any part of the Units without: (i) obtaining a “no action” letter from the Commission and applicable state securities commissions; (ii) obtaining an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws; or (iii) registration.

7.                                       Restrictive Legend.  The Subscriber agrees that the Company may place one or more restrictive legends on any certificates evidencing the Units, containing substantially the following language:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, have not been registered under any state securities law, and are subject to a subscription and investment representation agreement.  They may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws.

9.                                       Stop Transfer Order.  The Subscriber agrees that the Company may place a stop transfer order with its registrar and transfer agent (if any) covering all certificates representing the Units.

10.                                 Relationship to Brokerage Firms.  (Please answer the following questions by initialing the appropriate response):

___ YES___ NO: Is the Investor a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm?

___ YES ___ NO: Is the Investor’s spouse, father, mother, father-in-law, mother-in-law, or any of the Investor’s brothers, sisters, brothers-in-laws, sisters-in-law or children, or any relative which the Investor supports, a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engage by, a brokerage firm?

___ YES ___ NO: Does the Investor own voting securities of any brokerage firm?

___ YES ___ NO: If the Subscriber is an entity, is any director, officer, partner or 5% owner of the Subscriber also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by a brokerage firm?

(If the Investor answered YES to any of the foregoing questions, please contact the Company to provide additional information before the subscription can be considered.)

11.                                 Binding Effect.  Neither this Agreement nor any interest herein shall be assignable by the Subscriber without the prior written consent of the Company.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

12.                                 Representations to Survive Delivery.  The representations, warranties and agreements of the Company and of the Subscriber contained in this Agreement will remain operative and in full force and effect and will survive the receipt of funds by the Company, and the issuance to the Subscriber of the Units.

13.                                 Indemnification.  Subscriber agrees to indemnify the Company, and each current and future officer, director, employee, agent and shareholder of the Company, against and to hold them harmless from any damage, loss, liability, claim or expense including, without limitation, reasonable attorneys’ fees resulting from or arising out of the inaccuracy or alleged inaccuracy of any of the representations, warranties or statements of the Subscriber contained in this Agreement, including without limitation any violation or alleged violation of the registration requirements of the Act or applicable state law in connection with any subsequent sale of the Units by Subscriber.

14.                                 Revocation.  Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this Agreement and that it shall survive the bankruptcy of Subscriber.

15.                                 Arbitration.  The Subscriber further agrees that any dispute regarding this Agreement or the Subscriber’s investment in the Company (including without limitation claims pursuant to federal or state securities laws), including any claim which is made against any Offering agent or broker-dealer involved in the offer or sale of the Units, shall be resolved by arbitration which shall be the sole forum for resolution of any such disputes.  Unless otherwise agreed by the parties, any such proceedings shall be brought in the state of Minnesota, County of Hennepin, pursuant to the Rules and Code of Arbitration of the America Arbitration Association, except that if a bona fide claim is made against the Company, and an Offering agent or broker-dealer is named in connection with such claim, then such claim shall be brought pursuant to the Rules and Code of Arbitration of the National Association of Securities Dealers, Inc.

16.                                 Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Minnesota without reference to Minnesota conflict or choice of law provisions.  Actions or proceedings litigated in connection with this Agreement, if any, shall be venued exclusively in the state and federal courts located in the County of Hennepin, State of Minnesota.

17.                                 Additional Information.  Subscriber shall supply such additional information and documentation relating to Subscriber and any persons who have any rights or interest in Subscriber as may be requested by the Company in order to ensure compliance by the Company with applicable laws.  If at any time prior to the Company’s acceptance of this Agreement, an adverse change occurs with respect to the Subscriber such that the information, representations and warranties of the Subscriber set forth in this Agreement are no longer accurate, the Subscriber shall immediately notify the Company of the inaccuracy in writing and shall deliver the updated, accurate information to the Company.

18.                                 Successors and Assigns.  The representations and warranties made by the Subscriber in this Agreement are binding on the Subscriber’s successors and assigns and are made for the benefit of the Company and any other person who may become liable for violations of applicable securities laws as a result of the inaccuracy or falsity of any of the Subscriber’s representations or warranties.

19.                                 Counterparts.  This Agreement may be executed by the Company and by the Subscriber in separate counterparts, each of which shall be deemed an original.

20.                                 Acceptance. This Agreement is not binding on the Company until accepted in writing by an authorized officer of the Company.

23.                                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON AN EXEMPTION THEREFROM. ANY SALE MADE PURSUANT TO SUCH EXEMPTION IS VOIDABLE BY A FLORIDA PURCHASER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT IN PAYMENT FOR SUCH SECURITIES. HOWEVER, THIS RIGHT IS NOT AVAILABLE TO ANY PURCHASER WHO IS A BANK, TRUST COMPANY, SAVINGS INSTITUTION, INSURANCE COMPANY,SECURITIES DEALER, INVESTMENT COMPANY AS  DEFINED IN  THE INVESTMENT COMPANY ACT OF 1940, PENSION OR PROFIT-SHARING TRUST OR QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933.

SIGNATURE PAGE
I.	The total dollar value of Units of Ballistic Recovery Systems, Inc. that I wish to subscribe for is:

	_________________	X	$5.44	=	$_______________
	(Number of Units, 4,000		(Price per Unit)		(Total Value of Units)
Minimum purchase.)

II.	Manner in which title is to be held (check the correct box):

☐	Individual	☐	Tenants in Common
☐	Joint Tenants with right of Survivorship	☐	Corporation
☐	Partnership	☐	Trust
☐	Other (Please describe_____________________________)
☐	IRA (If held in an IRA, fill in IRA Custodian information below. IRA Custodian must also sign in item VI.(C).

____________________________________

Custodian Name

____________________________________

Custodian Street Address or PO Box

____________________________________

Custodian City State and Zip Code

____________________________________

Custodian Telephone Number

III.	Name in which title is to be held (Please Print—the Securities will be issued in this name):

___________________________________________________________________
	First Name	Middle Initial	Last Name

IV.	Addresses

(A) Address of Subscriber’s Domicile and Bona Fide Residence:

___________________________________________________________________
Street Address or PO Box

___________________________________________________________________
City, State and Zip Code

________________________________
Telephone Number

________________________________
E-Mail Address

(B) Address to Which Correspondence Should be Directed (if different from above):

___________________________________________________________________
Street Address or PO Box

___________________________________________________________________
City, State and Zip Code

________________________________
Telephone Number

V.	Social Security or Tax ID Number

	________________________________	___________________________________
	Tax ID or Social Security Number	Tax ID or Social Security Number
	(Primary subscriber)	(Second subscriber, partner, or trustee)

VI.	Signatures:

(A) Individual Signatures for Individuals, IRA’s, Joint Tenants and Tenants in Common

	________________________________	___________________________________
	Signature	Second Signature (if purchasing as joint
tenants or tenants in common, both
	________________________________	parties must sign)
Date

(B) Corporate, Partnership, Trust and other Entities

	________________________________	____________________________________
	Print Name of Entity	Entity Type (Partnership, corporation, trust, etc.)

	________________________________	____________________________________
	By (signature of person signing)	Its (title of person signing)

________________________________

Date

(C) IRA Custodian (to be signed only if securities are to be held in an IRA)

________________________________
By (signature of authorized person)

____________________________________
Name (print name of person signing)

____________________________________
Its (title of person signing)

________________________________
Date

This Subscription Agreement and Letter of Investment Intent is accepted as of		______________________.
(day, month, year)

Ballistic Recovery Systems, Inc.

By

Its

CERTIFICATE OF SIGNATORY
(not to be completed by individuals)

I, ____________________________________________________, am the ____________________________ of

(printed name of person signing; first, mi, last name)                                                    (title)

______________________________________________________________ (the “Entity”).

(name of entity)

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Units, and certify further that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this ______ day of the month of __________________ in the year _______.

_____________________________________________

(Signature)